Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: TRIL
TSX: TRIL

TRILLIUM THERAPEUTICS APPOINTS CATHERINE MACKEY, PH.D., TO
ITS BOARD OF DIRECTORS

CAMBRIDGE, MA, June 30, 2021 – Trillium Therapeutics Inc. (“Trillium” or the “Company”) (NASDAQ/TSX: TRIL), a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer, today announced the appointment of pharmaceutical industry leader Catherine Mackey, Ph.D., to its Board of Directors, effective immediately.

“We are excited to welcome Dr. Mackey to our board of directors,” said Paolo Pucci, Lead Director of Trillium.  “Her significant executive experience and expertise leading research and development organizations will be invaluable as Trillium advances its two lead product candidates into a Phase 1b/2 program.”

Dr. Mackey has more than 30 years of operating experience in the pharmaceutical and biotechnology sectors. From May 2001 to December 2010, Dr. Mackey served as Senior Vice President, Global R&D and Director, of Pfizer’s La Jolla Laboratories, one of Pfizer’s primary pharmaceutical research and development sites. During her tenure, Pfizer La Jolla delivered a steady-state pipeline of more than two dozen development compounds. This pipeline yielded four key oncology drugs: sunitinib (Sutent), axitinib (Inlyta), crizotinib (Xalkori) and palbociclib (Ibrance). She is currently the chair of the board of directors of Cour Pharmaceutical Development Company, and also serves as a director of AVID Bioservices, Rady Children’s Hospital and the Rady Children’s Institute of Genomic Medicine. Dr. Mackey previously served as a director of Poseida Therapeutics, GW Pharmaceuticals, YM Biosciences, Evolve Biosystems, Sequenom Inc., and Viventia Bio. Dr. Mackey received her B.S. and Ph.D. degrees in microbiology and genetics from Cornell University.

“Trillium is at a critical milestone in its evolution and I am delighted to join the company’s Board as Trillium advances its two highly differentiated CD47 assets into a Phase 1b/2 program,” said Dr. Mackey. “With two drug candidates, planned trials in seven target indications and multiple drug combinations in patients with hematologic malignancies and solid tumors, Trillium is well positioned to generate a robust flow of new data over the next couple of years.”

About Trillium Therapeutics

Trillium is an immuno-oncology company developing innovative therapies for the treatment of cancer. The company’s two clinical programs, TTI-622 and TTI-621, target CD47, a “don’t eat me” signal that cancer cells frequently use to evade the immune system.

For more information visit: www.trilliumtherapeutics.com

Caution Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable United States federal securities laws and forward-looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). The use of words such as "may," "will," "could", "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, express or implied statements regarding the therapeutic potential of our programs, our clinical development plans and our expectations with respect to the timing of clinical development milestones, including with respect to initiating Phase 1b/2 studies in hematological and solid tumor malignancies and the expected timing of the release of further data on Trillium’s TTI-622 and TTI-621 studies. With respect to the forward-looking statements contained in this press release, Trillium has made numerous assumptions regarding, among other things: the impact of the COVID-19 pandemic on its operations, the effectiveness and timeliness of preclinical and clinical trials; and the completeness, accuracy and usefulness of the data. While Trillium considers these assumptions to be reasonable, these assumptions are inherently subject to significant scientific, business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors that could cause Trillium's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release. A discussion of risks and uncertainties facing Trillium appears in Trillium's Annual Report on Form 10-K for the year ended December 31, 2020, with the U.S. Securities Exchange Commission, each as updated by Trillium's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Trillium disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Company Contact:

Rosemary Harrison

SVP, Corporate Development and Strategy

Trillium Therapeutics Inc.

857-412-7029 x225

investors@trilliumtherapeutics.com

www.trilliumtherapeutics.com

Media Relations:

Mike Beyer
Sam Brown Inc.
312-961-2502

mikebeyer@sambrown.com